Exhibit 99.1

ReWalk Announces Extension of
 Share Repurchase Program

Reflects Confidence in Long-Term Potential of ReWalk

MARLBOROUGH, Mass., BERLIN, Germany, and YOKNEAM ILIT, Israel, December 22, 2022 (GLOBE NEWSWIRE) -- ReWalk Robotics Ltd. (Nasdaq: RWLK) (the “Company” or “ReWalk”), a leading manufacturer of robotic medical technology for people with lower extremity disabilities, today announced that its Board of Directors (the “Board”) has approved an extension of the current program to repurchase the Company’s Ordinary Shares, par value NIS 0.25 per share, with such extension to be in the aggregate amount of up to $5.8 million. The Company’s ongoing $8.0 million repurchase program was previously approved by the Board and an Israeli court for a six month period ending on January 20, 2023.  The Board’s approval of the $5.8 million repurchase program extension is intended to facilitate purchases of up to an aggregate of $8.0 million of its Ordinary Shares over the life of the repurchase program, as extended.  The extension of the program is subject to receipt of Israeli court approval, and ReWalk has filed a motion requesting permission to make purchases for a period of six months following the date of the court’s authorization.

“We believe our stock is significantly undervalued and this filing to extend our repurchase program reflects our confidence in the long-term potential of ReWalk,” stated Jeff Dykan, Chairman of the Board. “The Board approved the program as part of its ongoing consideration of alternative methods to take advantage of the Company's strong cash position and based on the input of our shareholders. We believe the program represents a prudent use of the Company’s capital and signals the Board’s priority to maximize shareholder value.”

“We are acting on multiple activities that are on track to support the future value of our stock,” said Larry Jasinski, Chief Executive Officer. “These include the current consideration of individual cases with the CMS MACs, the movement of court cases in Germany to provision of systems, the anticipated rebound in revenue as we are now emerging from the impact of past limits of training due to Covid, and with business development activity in our efforts to add additional product lines.”

The extension of the share repurchase program was unanimously approved by the Board. The Board believes that extension of the share repurchase program at this time is in the best interests of the Company and its shareholders, and will not impact ReWalk’s ability to execute its growth plans.

Under the extended program, share repurchases may be made from time to time using a variety of methods, including open market transactions or in privately negotiated transactions. Such repurchases will be made in accordance with all applicable securities laws and regulations, including restrictions relating to volume, price and timing under applicable law, including Rule 10b-18 under the United States Securities Exchange Act of 1934, as amended (the “1934 Act”). The timing and amount of shares repurchased will be determined by the Company's management, within guidelines to be established by the Board or a committee thereof, based on its ongoing evaluation of ReWalk’s capital needs, market conditions, the trading price of the Company’s shares, trading volume and other factors, subject to applicable law. For all or a portion of the authorized repurchase amount, ReWalk may enter into a plan compliant with Rule 10b5-1 under the 1934 Act that is designed to facilitate these repurchases.

The repurchase program does not require ReWalk to acquire a specific number of shares, and may be suspended or discontinued at any time. The share repurchases will be funded from available working capital.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures, and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke.  ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel, and Germany. For more information on the ReWalk systems, please visit rewalk.com.

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the United States and other jurisdictions.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: uncertainties associated with future clinical trials and the clinical development process, the product development process and U.S. Food and Drug Administration (“FDA”) regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market, particularly the minimum bid price requirement, and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to receive court approval of the share repurchase program extension, and any limitations on ReWalk’s ability to repurchases shares pursuant to such extended program, including as a result of market factors or pursuant to applicable law; ReWalk's ability to achieve reimbursement from third-party payors for its products, including from the Medicare Administrative Contractors that have discretion to cover and reimburse for the ReWalk exoskeleton, as well as ReWalk’s ability to advance coverage with CMS; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Forms 10-K and 10-K/A for the year ended December 31, 2021 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor Contact:
Michael Lawless
Chief Financial Officer
ReWalk Robotics Ltd.
T: +1 508-281-7274
E: investorrelations@rewalk.com

Media Contact:
Anna Sugg
E: media@rewalk.com